LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

The undersigned, as an officer or director of Chime Financial, Inc. (the “Company”), hereby constitutes and appoints Adam Frankel, Gaelen Gates, Theresa Bloom, Erika Fiore, and Apple Palarca, each the undersigned’s true and lawful attorney-in-fact and agent to complete and execute such Forms 144, Forms 3, 4 and 5, and all amendments thereto, and other forms as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned’s ownership, acquisition or disposition of securities of the Company, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Rule 144 promulgated under the Securities Act or Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 144 and/or Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact.

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This Limited Power of Attorney is executed as of the date set forth below.

Signature:	/s/ Amine Asmerom
Print Name:	Amine Asmerom
Dated:	June 11, 2025